Exhibit 99.1

For Immediate Release

Cleantech Solutions International Reports First Quarter 2015 Results

●	Revenues were $15.6 million with net income of $1.2 million, or $0.32 per basic and diluted share

Wuxi, Jiangsu Province, China – May 15, 2015 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, and, since the first quarter of 2015, the petroleum and chemical industries, today announced its financial results for the three months ended March 31, 2015.

“In the first quarter of 2015, credit conditions in China adversely impacted the ability of some of our dyeing equipment customers to make timely payments. In order to reduce our business risk, we postponed shipments of low-emission airflow dyeing machines to certain customers who were behind in payments. In addition, we experienced softer demand for our low-emission airflow dyeing machines, as many of our customers upgraded to new models in 2014, and our forged rolled rings and related components. Despite the challenging economic conditions, we were profitable, generated positive cash flow and closed the quarter with $12.9 million in cash and equivalents,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “This quarter also marked our entry into the petroleum and chemical equipment market, a business we hope will make a meaningful contribution to our revenue in 2015 as we work to fulfill the purchase orders received late last year and early this year.”

First Quarter 2015 Results

Revenue for the first quarter of 2015 decreased by 11.3% to $15.6 million, compared to $17.6 million for the same period of 2014.

The Company experienced lower sales of forged rolled rings and related components to customers in the wind power and other industries and to dyeing and finishing equipment customers compared to the comparable quarter last year. These decreases were partially offset by sales of equipment to customers in the petroleum and chemical industries.

●	Revenue from the sale of forged rolled rings to the wind power and other industries fell by 11.9% to $7.3 million, compared with $8.3 million for the comparable period of the prior year. The Company previously broke down the information from this segment between wind power and other industries. Because the Company no longer believes that this distinction is material, it is providing information as to all forged rolled rings and related components without separating the two types of customers.

●	Revenue from the dyeing and finishing equipment segment decreased by 30.4% to $6.5 million, compared to $9.4 million for the first quarter of 2014.

●	The Company generated $1.8 million in revenues from sales of equipment to customers in the petroleum and chemical industries starting in the first quarter of 2015, and has classified sales of equipment to customers in these industries as one of its reportable business segments for 2015.

Gross profit for the first quarter of 2015 decreased by 28.1% to $3.1 million, compared to $4.3 million for the same period in 2014. Gross margin was 19.6% during the first quarter of 2015 compared to 24.2% for the same period a year ago. The decline in gross margin for the first quarter of 2015 was primarily attributable to (i) the reduced scale of operations resulting from lower revenues, including the allocation of fixed costs mainly consisting of depreciation, to cost of revenues in the forged products and components and dyeing and finishing equipment segments combined with a slight increase in labor costs, and (ii) the production of new styles of dyeing and finishing machines and (iii) the contribution of revenue from the sale of equipment to customers in the petroleum and chemical industries, which currently has a low gross margin because the Company is a new entrant to this market and is offering lower prices to attract customers. The Company hopes to improve gross margin from each of its business segments to the extent it is able to generate sufficient revenue to enable it to scale operations.

Operating expenses increased by 25.1% to $1.2 million, compared to $1.0 million in the comparable period last year. The increase was primarily due to higher depreciation expenses related to new office equipment, furniture and other improvements, and the inclusion of depreciation for certain manufacturing machinery that was temporarily idle in the first quarter of 2015, for which the related depreciation was categorized as an operating expense in the current quarter as contrasted with cost of revenues in the comparable period last year.

Selling, general and administrative expenses increased by 1.6% to $0.9 million, primarily due to higher stock-based compensation expenses, which were offset by reductions in shipping, travel and entertainment expenses, professional fees and other expenses.

Operating income was $1.8 million, compared to operating income of $3.3 million in the same period of 2014. Operating margin was 11.7% compared to 18.6% in the same period of 2014.

EBITDA, a non-GAAP measurement, which adds to net income interest expense, income tax, depreciation and amortization, was $3.9 million, compared to $5.3 million in the first quarter last year. The calculation of EBITDA is shown in a table following the financial statements.

Net income for the first quarter of 2015 was $1.2 million, or $0.32 per basic and diluted share, compared to net income of $2.4 million, or $0.68 per basic and diluted share, in the first quarter of 2014.

Financial Condition

As of March 31, 2015, Cleantech Solutions held cash and cash equivalents of $12.9 million compared to $7.8 million at December 31, 2014. Accounts receivable were $18.1 million compared to $20.3 million at December 31, 2014. Inventories were $5.2 million compared to $4.2 million at December 31, 2014. Total current assets were $37.8 million as of March 31, 2015. The Company had $3.0 million in short-term bank loans payable at March 31, 2015, relatively unchanged from December 31, 2014. Stockholders’ equity was $99.3 million at March 31, 2015. In the first quarter of 2015, the Company generated $5.0 million in cash flow from operations.

Business Outlook

“Despite the slow start to the year, we expect to generate revenue growth in 2015. We are excited by the opportunities in the petroleum and chemical industries, and are making good progress fulfilling the orders we have on hand,” said Mr. Wu. “We believe the Chinese government’s recent actions to loosen monetary policy, if it continues, will have a positive impact on credit conditions in the near term, and we expect to receive payment and ship the temporarily delayed low-emission airflow dyeing machines in the second and third quarters of 2015. We will showcase our new air-fluid, dual-use dyeing machine at the 17th International Exhibition on Textile Industry in Shanghai, where we hope to generate strong interest from textile manufacturers seeking to comply with China’s more aggressive pollution control requirements.”

Conference Call

Cleantech Solutions will conduct a conference call at 9:00 a.m. Eastern Daylight Time on Monday, May 18, 2015 to discuss financial results for the first quarter ended March 31, 2015.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 346-8982. International callers should dial (412) 902-4272 and ask to join the Cleantech Solutions International call.

If you are unable to participate in the conference call at this time, a replay will be available through May 25, 2015 at 9:00 am EDT. To access the replay, dial (877) 344-7529 or (412) 317-0088 for international callers and enter pin code: 10065993.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries and dyeing and finishing equipment for the textile industry and forged rolled rings and related products, and a supplier of fabricated products and machining services to a range of clean technology customers, and a supplier of products for the petroleum and chemical industries. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2014 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended March 31, 2015. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Adam Wasserman, CFO

E-mail: adamw@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

- Financial Tables Follow-

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended
	March 31,
	2015	2014

REVENUES	$15,646,465	$17,635,271

COST OF REVENUES	12,574,433	13,361,985

GROSS PROFIT	3,072,032	4,273,286

OPERATING EXPENSES:
Depreciation	344,696	109,859
Selling, general and administrative	874,545	860,599
Research and development	28,698	26,871

Total Operating Expenses	1,247,939	997,329

INCOME FROM OPERATIONS	1,824,093	3,275,957

OTHER INCOME (EXPENSE):
Interest income	5,833	5,240
Interest expense	(57,343)	(57,727)
Grant income	-	31,887
Foreign currency transaction loss	(11)	-

Total Other Income (Expense), net	(51,521)	(20,600)

INCOME BEFORE INCOME TAXES	1,772,572	3,255,357

INCOME TAXES	530,138	858,999

NET INCOME	$1,242,434	$2,396,358

COMPREHENSIVE INCOME:
NET INCOME	$1,242,434	$2,396,358

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized foreign currency translation gain (loss)	472,980	(781,788)

COMPREHENSIVE INCOME	$1,715,414	$1,614,570

NET INCOME PER COMMON SHARE:
Basic	$0.32	$0.68
Diluted	$0.32	$0.68

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,934,653	3,503,502
Diluted	3,934,653	3,503,502

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$12,855,900	$7,835,791
Restricted cash	409,226	488,719
Notes receivable	112,520	114,034
Accounts receivable, net of allowance for doubtful accounts	18,073,455	20,316,037
Inventories, net of reserve for obsolete inventories	5,204,565	4,241,022
Advances to suppliers	599,757	565,581
Deferred tax assets	377,552	375,744
Prepaid expenses and other	158,685	153,260
Total Current Assets	37,791,660	34,090,188

PROPERTY AND EQUIPMENT, net	67,884,885	69,628,597

OTHER ASSETS:
Equipment held for sale	424,573	422,540
Land use rights, net	3,665,902	3,672,420
Total Assets	$109,767,020	$107,813,745

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$3,028,269	$3,095,219
Bank acceptance notes payable	409,226	488,719
Accounts payable	5,220,009	4,322,275
Accrued expenses	546,021	1,059,579
Advances from customers	821,788	495,461
VAT and service taxes payable	259,729	500,569
Income taxes payable	171,361	531,120
Total Current Liabilities	10,456,403	10,492,942

Total Liabilities	10,456,403	10,492,942

STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 share issued and outstanding at March 31, 2015 and December 31, 2014)	-	-
Common stock ($0.001 par value; 50,000,000 shares authorized; 3,939,986 and 3,859,986 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively)	3,940	3,860
Additional paid-in capital	33,792,177	33,517,857
Retained earnings	51,145,303	50,039,267
Statutory reserve	3,430,597	3,294,199
Accumulated other comprehensive income - foreign currency translation adjustment	10,938,600	10,465,620
Total Stockholders' Equity	99,310,617	97,320,803

Total Liabilities and Stockholders' Equity	$109,767,020	$107,813,745

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,242,434	$2,396,358
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	2,074,507	1,965,274
Amortization of land use rights	24,086	24,165
Stock-based compensation	274,400	-
Changes in operating assets and liabilities:
Notes receivable	2,054	626,267
Accounts receivable, net of allowance for doubtful accounts	2,330,169	1,438,666
Inventories	(939,030)	(1,423,313)
Prepaid value-added taxes on purchases	-	369,574
Prepaid and other current assets	(4,835)	(13,343)
Advances to suppliers	(31,318)	78,486
Accounts payable	873,118	(598,233)
Accrued expenses	(515,767)	(427,424)
VAT and service taxes payable	(242,190)	(52,228)
Income taxes payable	(360,739)	(294,175)
Advances from customers	322,533	(321,360)
NET CASH PROVIDED BY OPERATING ACTIVITIES	5,049,422	3,768,714

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,755)	(2,868,611)
NET CASH USED IN INVESTING ACTIVITIES	(4,755)	(2,868,611)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	2,200,202	981,098
Repayments of bank loans	(2,281,691)	(981,098)
Decrease in restricted cash	81,489	277,978
Decrease in bank acceptance notes payable	(81,489)	(277,978)
NET CASH USED IN FINANCING ACTIVITIES	(81,489)	-

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	56,931	(13,870)

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,020,109	886,233

CASH AND CASH EQUIVALENTS - beginning of period	7,835,791	1,114,873

CASH AND CASH EQUIVALENTS - end of period	$12,855,900	$2,001,106

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$57,343	$57,727
Income taxes	$890,876	$1,153,173

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on credit as payable	$-	$267,324

Reconciliation of Net Income (Loss) to EBITDA
(Amounts expressed in US$)

	For the Three Months Ended December 31,
	2014	2013
Net income (loss)	$1,242,434	$2,396,358
Add: income tax	530,138	858,999
Add: interest expense	57,343	57,727
Add: depreciation and amortization	2,098,593	1,989,439
Adjusted EBITDA	$3,928,508	$5,302,523

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